                                                                   EXHIBIT 10.17

                         AGREEMENT AND PLAN OF MERGER

                                 BY AND AMONG

                        GROUP MAINTENANCE AMERICA CORP.

                      CENTRAL CAROLINA ACQUISITION CORP.

                   CENTRAL CAROLINA AIR CONDITIONING COMPANY

                                      AND

                           THE HOLDERS OF ALL OF THE
                           OUTSTANDING CAPITAL STOCK
                                      OF
                   CENTRAL CAROLINA AIR CONDITIONING COMPANY


                                August 18, 1997

                               TABLE OF CONTENTS

                                                                                                    Page
1.  THE MERGER......................................................................................  1
       1.1  The Merger..............................................................................  1
       1.2  Effective Time of the Merger............................................................  1
       1.3  Closing.................................................................................  1
       1.4  Effects of the Merger...................................................................  2
            1.4.1  At the Effective Time............................................................  2
            1.4.2  Effects on the Surviving Corporation.............................................  2
       1.5  Written Consents and Other Actions......................................................  3
            1.5.1  Unanimous Written Consent of the Shareholders; Other Matters.....................  3
            1.5.2  Written Consent of the Sole Shareholder of Merger Sub............................  3
            1.5.3  All Other Necessary Actions......................................................  3
       1.6  Conversion of Stock.....................................................................  3
            1.6.1  Merger Sub Capital Stock.........................................................  3
            1.6.2  Cancellation of the Company Treasury Stock.......................................  3
            1.6.3  Merger Consideration.............................................................  3
       1.7  Exchange of and Payment for Stock.......................................................  4
            1.7.1  Delivery of Company Common Stock and Closing Merger Consideration................  4
            1.7.2  Assignments......................................................................  4
            1.7.3  Payment In Full Satisfaction of All Rights.......................................  4
       1.8  Determination of Closing Merger Consideration...........................................  4
            1.8.1  Delivery of IPO Price to Public; Statement.......................................  4
       1.9  Post-Closing Determination of Total Merger Consideration................................  5
            1.9.1  Statement........................................................................  5
            1.9.2  Review...........................................................................  5
            1.9.3  Disputes.........................................................................  5
            1.9.4  Resolution by Parties............................................................  5
            1.9.5  Final Determination..............................................................  6
            1.9.6  Expenses.........................................................................  6

2.  REPRESENTATIONS AND WARRANTIES
       OF THE COMPANY AND THE SHAREHOLDER...........................................................  6
       2.1  Stock Ownership.........................................................................  6
       2.2  Authority...............................................................................  6
       2.3  Consents................................................................................  7

3.  REPRESENTATIONS AND WARRANTIES
      OF THE PARENT AND MERGER SUB.................................................................   7
       3.1  Representations and Warranties.........................................................   7
            3.1.1   Organization...................................................................   7
            3.1.2   Capitalization of the Parent...................................................   7
            3.1.3   Authority......................................................................   7
            3.1.4   Consents.......................................................................   8
            3.1.5   Defaults.......................................................................   8
            3.1.6   Investment Company.............................................................   8
            3.1.7   Financial Statements...........................................................   8
            3.1.8   Taxes..........................................................................   9
            3.1.9   Full Authority.................................................................   9
            3.1.10  Access.........................................................................   9
            3.1.11  Disclosure.....................................................................   9
            3.1.12  Parent Material Adverse Effect.................................................   9
            3.1.13  Tax-Free Reorganization........................................................   9
       3.2  Representations and Warranties Concerning the Merger Sub...............................  10
            3.2.1   Organization and Standing......................................................  10
            3.2.2   Capital Structure..............................................................  10
            3.2.3   Authority......................................................................  11
            3.2.4   Defaults.......................................................................  11
            3.2.5   Consents.......................................................................  11
            3.2.6   Prior History..................................................................  11
            3.2.7   Disclosure.....................................................................  12

4.  CERTAIN COVENANTS, AGREEMENTS AND PRE-CLOSING MATTERS..........................................  12
       4.1  Agreements of the Shareholders to be Effective Upon Closing............................  12
            4.1.1  Covenant Not to Compete.........................................................  12
            4.1.2  Release.........................................................................  12
       4.2  Elimination of Expense.................................................................  13
       4.3  Deferred Compensation Plans............................................................  13
       4.4  Audit..................................................................................  13
       4.5  Certain Payables and Receivables.......................................................  13
       4.6  Pre-Closing Covenants and Agreements...................................................  13
       4.7  Confidentiality........................................................................  13
       4.8  Tax-Free Reorganization................................................................  14
       4.9  Company Plans..........................................................................  14
       4.10 Purchase of Certain  Receivables.......................................................  14
       4.11 Income Tax Distribution................................................................  14
       4.12 Current Public Information Regarding Parent............................................  15
       4.13 Release of Shareholders................................................................  15
       4.14 Certain Tax Matters....................................................................  15

5.  CONDITIONS PRECEDENT; CLOSING DELIVERIES.......................................................  16
       5.1  Conditions Precedent to the Obligations of the Parent and Merger Sub...................  16
            5.1.1   Accuracy of Representations and Warranties.....................................  16
            5.1.2   Performance of Covenants.......................................................  16
            5.1.3   Legal Actions or Proceedings...................................................  17
            5.1.4   Approvals......................................................................  17
            5.1.5   Closing Deliveries.............................................................  17
            5.1.6   No Casualty, Loss or Damage....................................................  17
            5.1.7   Licenses, etc..................................................................  17
            5.1.8   No Material Adverse Change.....................................................  17
            5.1.9   IPO............................................................................  17
            5.1.10  Certain Corporate Actions......................................................  17
       5.2  Conditions Precedent to the Obligations of the Shareholders and the Company............  17
            5.2.1   Accuracy of Representations and Warranties.....................................  18
            5.2.2   Performance of Covenants.......................................................  18
            5.2.3   Approvals......................................................................  18
            5.2.4   Closing Deliveries.............................................................  18
            5.2.5   Legal Actions or Proceedings...................................................  18
            5.2.6   Certain Corporate Actions......................................................  18
            5.2.7   IPO............................................................................  18
       5.3  Deliveries by the Shareholders at the Closing..........................................  18
            5.3.1   Closing Certificates...........................................................  18
            5.3.2   Stock Transfer Restriction Agreement...........................................  19
            5.3.3   Employment Agreements..........................................................  19
            5.3.4   Lease Agreement................................................................  19
            5.3.5   Registration Rights Agreement..................................................  19
            5.3.6   Opinion of Counsel for the Shareholders and the Company........................  19
            5.3.7   Documents, Stock Certificates..................................................  19
       5.4  Deliveries by the Parent at the Closing................................................  20
            5.4.1   Closing Certificates...........................................................  20
            5.4.2   Registration Rights Agreement..................................................  20
            5.4.3   Opinion of Counsel for the Parent and Merger Sub...............................  20
            5.4.4   Closing Merger Consideration...................................................  20
            5.4.5   Stock Transfer Restriction Agreement...........................................  20
            5.4.6   Lease Guaranty Agreement.......................................................  20
            5.4.7   Documents; Stock Certificates..................................................  20

6.  SURVIVAL; INDEMNIFICATIONS.....................................................................  21
       6.1  Survival...............................................................................  21
       6.2  Indemnification........................................................................  21

            6.2.1  Shareholders Indemnity..........................................................  21
            6.2.2  Parent Indemnity................................................................  22
       6.3  Limitations on Shareholders Liability..................................................  22
            6.3.1  Several Liability of Shareholders...............................................  22
            6.3.2  Basket; Method of Payment.......................................................  22
            6.3.3  Maximum Liability...............................................................  22
            6.3.4  Benefit of Tax Write-Offs, Insurance and Reimbursements.........................  23
       6.4  Limitations on Parents' Liability......................................................  23
            6.4.1  Basket..........................................................................  23
            6.4.2  Maximum Liability...............................................................  23
            6.4.3  Benefit of Tax Write-Offs, Insurance and Reimbursements.........................  23
       6.5  Procedures for Indemnification.........................................................  23
            6.5.1  Notice..........................................................................  23
            6.5.2  Legal Defense...................................................................  24
            6.5.3  Settlement......................................................................  24
            6.5.4  Cooperation.....................................................................  24
       6.6  Subrogation............................................................................  24

7.  TERMINATION....................................................................................  25
       7.1  Grounds for Termination................................................................  25
            7.1.1  Mutual Consent..................................................................  25
            7.1.2  Optional By the Shareholders....................................................  25
            7.1.3  Optional By the Parent..........................................................  25
            7.1.4  Breach By the Parent or Merger Sub..............................................  25
            7.1.5  Breach by the Company or any Shareholder........................................  25
       7.2  Effect of Termination..................................................................  25

8. MISCELLANEOUS...................................................................................  25
       8.1  Notice.................................................................................  25
       8.2  Further Documents......................................................................  26
            8.2.1  By the Shareholders.............................................................  26
            8.2.2  By the Parent or Surviving Corporation..........................................  26
       8.3  Assignability..........................................................................  26
       8.4  Exhibits and Schedules.................................................................  27
       8.5  Sections and Articles..................................................................  27
       8.6  Entire Agreement.......................................................................  27
       8.7  Headings...............................................................................  27
       8.8  CONTROLLING LAW........................................................................  27
       8.9  Public Announcements...................................................................  27
       8.10 No Third Party Beneficiaries...........................................................  27
       8.11 Amendments and Waivers.................................................................  27
       8.12 No Employee Rights.....................................................................  28

       8.13 Non-Recourse...........................................................................  28
       8.14 When Effective.........................................................................  28
       8.15 Takeover Statutes......................................................................  28
       8.16 Number and Gender of Words.............................................................  28
       8.17 Invalid Provisions.....................................................................  28
       8.18 Multiple Counterparts..................................................................  29
       8.19 No Rule of Construction................................................................  29
       8.20 Expenses...............................................................................  29

                                LIST OF EXHIBITS

Exhibit 1............................................. Determination of Final Merger Consideration
Exhibit 1.5.1........................................... Unanimous Written Consent of Shareholders
Exhibit 1.5.2........... Written Consent of Sole Shareholder of Central Carolina Acquisition Corp.
Exhibit 1.7................................................................. Letter of Transmittal
Exhibit 2...................................................................... Certain Statements
Exhibit 2.1..................................................... Ownership of Company Common Stock
Exhibit 3.1.4.......................................................... Required Consents - Parent
Exhibit 4.6..................................................................... Certain Covenants
Exhibit 4.9..................................................... Company Plans to Remain in Effect
Exhibit 4.11.............................................................. Form of Promissory Note
Exhibit 5.3.2................................................ Stock Transfer Restriction Agreement
Exhibit 5.3.3-A.............................................. Employment Agreement-Richard R. Lacy
Exhibit 5.3.3-B............................................ Employment Agreement-Robert J. Allison
Exhibit 5.3.4..................................................................... Lease Agreement
Exhibit 5.3.5....................................................... Registration Rights Agreement
Exhibit 5.3.6.............................. Opinion of Counsel to the Shareholders and the Company
Exhibit 5.4.3.....................................................Opinion of Counsel to the Parent
Exhibit 5.4.6...........................................................  Parent Guaranty of Lease

                            INDEX OF DEFINED TERMS

                                                                                                Page
                                                                                                ----
Accountants....................................................................................... 5
Agreement......................................................................................... 1
Applicable Corporate Law.......................................................................... 1
Balance Sheet Date........................................................................ Exhibit 2
Cash Tax Distribution............................................................................ 14
Closing........................................................................................... 1
Closing Date...................................................................................... 1
Closing Merger Consideration.............................................................. Exhibit 1
Closing Outstanding Common Stock Number................................................... Exhibit 1
Closing Per Share Cash Amount............................................................. Exhibit 1
Closing Per Share Common Stock Amount..................................................... Exhibit 1
Code.............................................................................................. 1
Company........................................................................................... 1
Company Accountants.............................................................................. 13
Company Common Stock.............................................................................. 1
Company Common Stock.............................................................................. 1
Company Plans............................................................................. Exhibit 2
Converted Share................................................................................... 4
Customer......................................................................................... 22
Disclosure Schedule....................................................................... Exhibit 2
Effective Time.................................................................................... 1
Effective Time.................................................................................... 1
Environmental Law......................................................................... Exhibit 2
Final Outstanding Common Stock Number..................................................... Exhibit 1
Final Per Share Cash Amount............................................................... Exhibit 1
Final Per Share Common Stock Amount....................................................... Exhibit 1
GAAP...................................................................................... Exhibit 1
Indemnified Party................................................................................ 23
Indemnifying Party............................................................................... 23
Investments............................................................................... Exhibit 2
IPO............................................................................................... 2
IPO Price to the Public................................................................... Exhibit 1
Long-Term Debt............................................................................ Exhibit 1
Losses........................................................................................... 21
Measurement Month Date.................................................................... Exhibit 1
Merger............................................................................................ 1
Merger Sub........................................................................................ 1
Minimum Proceeds.................................................................................. 2

Monthly Balance Sheet................................................................... Exhibit 4.6
Notice of Dispute................................................................................. 5
Operating EBITDA Amount................................................................... Exhibit 1
Other Ownership Interests................................................................. Exhibit 1
Owner's Policies of Title Insurance..................................................... Exhibit 4.6
Parent............................................................................................ 1
Parent Common Stock............................................................................... 1
Parent Financial Statements......................................................................  8
Parent Indemnified Parties....................................................................... 21
Parent Material Adverse Effect.................................................................... 9
Parent Related Documents.......................................................................... 7
Permitted Exceptions.................................................................... Exhibit 4.6
Price Notice...................................................................................... 4
Proprietary Rights........................................................................ Exhibit 2
Registration Statement............................................................................ 8
SEC............................................................................................... 8
Securities Act.................................................................................... 2
Settlement Notice................................................................................ 24
Shareholder Related Document...................................................................... 6
Shareholders...................................................................................... 1
Statement of Closing Consideration................................................................ 4
Statement of Final Per Share Amounts.............................................................. 5
Stock Certificate................................................................................. 4
Surveys..................................................................................Exhibit 4.6
Survival Period.................................................................................. 21
Surviving Corporation............................................................................. 1
Tax Notes........................................................................................ 14
Tax Returns............................................................................... Exhibit 2
Third Accountants................................................................................. 5
Title Commitments....................................................................... Exhibit 4.6
Title Insurance Property................................................................ Exhibit 4.6
Total Merger Consideration................................................................ Exhibit 1
Working Capital........................................................................... Exhibit 1
Working Capital Addition.................................................................. Exhibit 1
Working Capital Deduction................................................................. Exhibit 1
Undisclosed Customer Claim....................................................................... 22

                         AGREEMENT AND PLAN OF MERGER
                         ----------------------------


     This AGREEMENT AND PLAN OF MERGER (this "Agreement") made effective as of
                                              ---------
August __, 1997, by and among Group Maintenance America Corp., a Texas corporation (the "Parent"), Central Carolina Acquisition Corp., a North Carolina
                  ------
corporation ("Merger Sub"), Central Carolina Air Conditioning Company, a North
              ----------
Carolina corporation (the "Company"), and the undersigned holders of all of the
                           -------
outstanding capital stock of the Company (the "Shareholders").
                                               ------------

     WHEREAS, the respective Boards of Directors of the Parent, Merger Sub and the Company have each approved the merger of the Company with and into Merger Sub (the "Merger") pursuant to this Agreement and the applicable statutes of the
          ------
State of North Carolina, and pursuant to the Merger each issued and outstanding share of Class A Common Stock, $10.00 par value per share, of the Company ("Company Common Stock") will be converted into the right to receive certain
----------------------
shares of common stock, $.001 par value per share, of the Parent ("Parent Common
                                                                   -------------
Stock"), and certain cash consideration, all as provided herein;
-----

     WHEREAS, the Merger has been approved, as required by applicable law, by the Parent, acting as sole shareholder of Merger Sub, and by the Shareholders;

     WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").
                                                ----

     NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained, the parties hereto agree as follows:

                                1. THE MERGER

      1.1 The Merger.  Subject to the terms and conditions hereof, and in
          ----------
accordance with the North Carolina statute (the "Applicable Corporate Law") upon
                                                 ------------------------
the Effective Time (as defined in Section 1.2), the Company shall be merged with and into Merger Sub. Merger Sub, as the surviving entity following the Merger, is sometimes referred to in this Agreement as the "Surviving Corporation."
                                                   ---------------------

      1.2 Effective Time of the Merger.  In accordance with the requirements of
          ----------------------------
applicable law, appropriate Articles of Merger under the Applicable Corporate Law shall be prepared, executed and submitted for filing with the Secretary of State of the State of North Carolina as soon as practicable following the Closing (as defined below). The date of such filing is referred to in this Agreement as the "Effective Time."
                  --------------

      1.3 Closing.  The closing of the Merger ("Closing") will take place at
          -------                               -------
10:00 a.m. at the offices of Bracewell & Patterson, L.L.P. in Houston, Texas on a date that is contemporaneous with the closing of the Parent's IPO (as defined below), but in no event later than December 31, 1997 ("Closing Date"); provided
                                                       ------------
that each of the conditions precedent to the obligations of the parties to effect the Merger set forth in Article 5 of this Agreement are then satisfied or waived by the applicable party. The parties may agree in writing on another time of day or place for the Closing. At the Closing, the parties will deliver or cause to be delivered the documents described in Sections 5.3 and 5.4 below. The term "IPO"
                                                                           ---
means any underwritten public offering of Parent Common Stock resulting in net cash proceeds to the Parent of at least the Minimum Proceeds, as defined below (other than any offering pursuant to any registration statement relating to any capital stock of the Parent or options, warrants or other rights to acquire any such capital stock issued or to be issued primarily to directors, officers or employees of the Parent or any of its subsidiaries, (i) relating to any employee benefit plan or interest therein, (ii) relating principally to any preferred stock or debt securities of the Parent, or (iii) filed pursuant to Rule 145 under the Securities Act of 1933, as amended ("Securities Act"), or any
                                               --------------
successor or similar provision).  The term "Minimum Proceeds" means  the lesser
                                            ----------------
of (a) the aggregate amount necessary to pay in full (i) all indebtedness of the Parent or any of its subsidiaries outstanding at the closing of the IPO and incurred for purposes of financing any acquisitions by the Parent or any of its subsidiaries, (ii) the aggregate redemption prices for the redemption of all of the Parent's preferred stock outstanding at the closing of the IPO issued by the Parent in connection with then completed acquisitions by the Parent or any of its subsidiaries, and (iii) the aggregate cash payable by the Parent or any of its subsidiaries in connection with all then pending acquisitions, and (b) the sum of One Hundred Million Dollars ($100,000,000).

      1.4  Effects of the Merger.
           ---------------------

           1.4.1  At the Effective Time.  At the Effective Time, (i) the Company
                  ---------------------
shall merge with and into Merger Sub and as a result thereof, the separate existence of the Company shall cease, (ii) the Articles of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation, except that the Articles of Incorporation of Merger Sub shall be amended to provide that the name of the Surviving Corporation shall be changed to "Central Carolina Air Conditioning Company," (iii) the Bylaws of Merger Sub as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation, and (iv) the directors and officers of Merger Sub immediately prior to the Effective Time shall become the directors and officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected or appointed, as the case may be.

           1.4.2  Effects on the Surviving Corporation.  As of and after the
                  ------------------------------------
Effective Time, the Surviving Corporation shall possess all the rights, privileges, immunities and franchises of a public as well as of a private nature previously belonging to the Company and Merger Sub; and all property (real, personal and mixed), and all debts due on whatever account, including subscriptions to shares, and all other choses in action, and all and every other interest of or belonging to or due to each of the Company and Merger Sub shall be transferred to, and vested in, the Surviving Corporation without further act or deed; and all such property, rights and privileges, powers and franchises and all and every other interest shall be thereafter the property of the Surviving Corporation as they were of the Company and Merger Sub; and the title to any real estate, or interest therein, whether by deed or otherwise, shall not revert or be in any way impaired by reason of the Merger. The Surviving Corporation shall be responsible and liable for all the liabilities and obligations of the Company and Merger Sub, and any claim existing, or action or proceeding pending, by or against the Company or Merger Sub may be prosecuted against the Surviving Corporation. Neither the rights of creditors nor any liens upon the property of the Company or Merger Sub shall be impaired by the Merger, and all debts, liabilities and duties of each of the Company and Merger Sub shall attach to the Surviving Corporation, and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by it, all in accordance with the Applicable Corporate Law and the terms of this Agreement.

     1.5  Written Consents and Other Actions.
          ----------------------------------

          1.5.1  Unanimous Written Consent of the Shareholders; Other Matters.
                 ------------------------------------------------------------
Contemporaneously with the execution hereof, the Shareholders (i) are executing and delivering to the Company a Unanimous Written Consent in substantially the form of Exhibits Exhibit 1.5.1 attached hereto, (ii) hereby acknowledge that they are aware of their dissenter's or appraisal rights with respect to the Merger and their receipt of a copy of the provisions of Article 13 of Chapter 55 of the Applicable Corporate Law and have elected not to exercise such rights, and (iii) are delivering to the Company a statement from each Shareholder acknowledging that they are aware of their dissenter's or appraisal rights with respect to the Merger and their receipt of a copy of the provisions of Article 13 of Chapter 55 of the Applicable Corporate Law and have elected not to exercise such rights.

          1.5.2  Written Consent of the Sole Shareholder of Merger Sub.
                 -----------------------------------------------------
Contemporaneously with the execution hereof, the Parent is executing and delivering to Merger Sub a written consent of the sole shareholder of Merger Sub, in the form of Exhibits Exhibit 1.5.2 attached hereto, pursuant to the applicable provisions of the Applicable Corporate Law, adopting this Agreement.

          1.5.3  All Other Necessary Actions.  In addition to the actions set
                 ---------------------------
forth in Sections 1.5.1 and 1.5.2, the Parent, Merger Sub and the Company will take all actions necessary in accordance with the Applicable Corporate Law and their respective articles of incorporation and bylaws to cause the Merger to be consummated on, and subject to, the terms set forth in this Agreement and the Applicable Corporate Law.

     1.6  Conversion of Stock.  As of the Effective Time, by virtue of the
          -------------------
Merger and without further action on the part of any holder of shares of Company Common Stock or any holder of shares of capital stock of Merger Sub:

          1.6.1  Merger Sub Capital Stock.  Each share of capital stock of
                 ------------------------
Merger Sub issued and outstanding at the Effective Time shall remain outstanding and shall be unchanged at and after the Merger and immediately following the Effective Time shall constitute all of the issued and outstanding capital stock of the Surviving Corporation.

          1.6.2  Cancellation of the Company Treasury Stock.  All shares of
                 ------------------------------------------
Company Common Stock that are owned by the Company as treasury stock or by any of its subsidiaries shall be canceled and retired and shall cease to exist and no stock of the Parent or other consideration shall be delivered in exchange therefor.

          1.6.3  Merger Consideration.  Each share of Company Common Stock
                 --------------------
(other than shares to be canceled in accordance with Section 1.6.2) shall be converted into the right to receive (i) that number of shares of Parent Common Stock equal to the Final Per Share Common Stock Amount (as defined in Exhibits
Exhibit 1 attached hereto), and (ii) cash equal to the Final Per Share Cash Amount (as defined in Exhibit 1 attached hereto). Each share of Company Common Stock so converted into the right to receive cash equal to the Final Per Share Cash Amount and shares of Parent Common Stock equal to the Final Per Share

Common Stock Amount (a "Converted Share") shall, by virtue of the Merger and
                        ---------------
without any action on the part of the holder thereof, at the Effective Time no longer be outstanding and shall at such time be canceled and retired and shall cease at such time to exist, and each holder of a certificate which prior to the Effective Time validly evidenced any such Converted Share (a "Stock
                                                              -----
Certificate") shall thereafter cease to have any rights with respect to such
-----------
Converted Share, except, upon the surrender of the Stock Certificate and a duly executed and completed letter of transmittal in accordance with Section 1.7, the right to receive such cash and Parent Common Stock at the times and in the manner set forth herein. Fifty thousand dollars ($50,000.00) of the Final Cash Amount shall be allocated as consideration for the covenant not to compete set forth in Section 4.1.1 below.

     1.7  Exchange of and Payment for Stock.
          ---------------------------------

          1.7.1  Delivery of Company Common Stock and Closing Merger
                 ---------------------------------------------------
Consideration. Prior to the Closing, the Parent will deliver to each Shareholder a letter of transmittal, in substantially the form attached hereto as Exhibits Exhibit 1.7, to be used for the purpose of surrendering Stock Certificates to the Parent in exchange for the right to receive the Final Per Share Cash Amount and the Final Per Share Common Stock Amount for each Converted Share evidenced by such Stock Certificate. All of the Company Common Stock held by the Shareholders will be surrendered by the Shareholders to the Parent together with properly completed and executed letters of transmittal (with each such signature guaranteed by a commercial bank or notarized by a notary public or similar official reasonably satisfactory to the Parent), and the Parent shall cause to be delivered to the Shareholders at the Closing the Closing Per Share Cash Amount (as defined in Exhibit 1 attached hereto) and the Closing Per Share Common Stock Amount (as defined in Exhibit 1 attached hereto) applicable to each of the Converted Shares evidenced by the Stock Certificates properly surrendered (with properly executed and completed letters of transmittal) by each Shareholder to the Parent.

          1.7.2  Assignments.  The assignment, transfer or other disposition of
                 -----------
record or beneficial ownership of any shares of Company Common Stock may not be made on or after the date hereof except as provided in this Agreement or with the prior written consent of Parent.

          1.7.3  Payment In Full Satisfaction of All Rights.  The delivery of
                 ------------------------------------------
the Closing Per Share Cash Amount and the Closing Per Share Common Stock Amount to the Shareholders with respect to their Converted Shares shall be deemed to be payment in full satisfaction of all rights pertaining to the outstanding Converted Shares except for the right to receive additional shares of Parent Common Stock and cash pursuant to Section 1.9.

     1.8  Determination of Closing Merger Consideration.
          ---------------------------------------------

          1.8.1  Delivery of IPO Price to Public; Statement.  Prior to the
                 ------------------------------------------
Closing, the Parent shall deliver to the  Shareholders a written notice (the

"Price Notice") setting forth the initial price to the public for a share of
-------------
Parent Common Stock offered in the IPO, as set forth in an executed underwriting agreement, and a statement setting forth a calculation of the Closing Outstanding Common Stock Number (as defined in Exhibit 1 attached hereto), the Closing Per Share Cash Amount, the Closing Per Share Common Stock Amount and the Closing Merger Consideration (as defined in Exhibit 1 attached hereto), payable to the Shareholders at Closing (the "Statement of Closing Consideration"). The
                                     ----------------------------------
initial price to the public of a share of Parent Common Stock, as set forth in the Price Notice, and the Closing Outstanding Common Stock

Number, the Closing Per Share Cash Amount, the Closing Per Share Common Stock Amount and the Closing Merger Consideration, as set forth in the Statement of Closing Consideration, shall be final, conclusive and binding for purposes of this Agreement.

     1.9  Post-Closing Determination of Total Merger Consideration.
          --------------------------------------------------------

          1.9.1  Statement.  No later than 90 days after the Closing, the Parent
                 ---------
shall deliver to the Shareholders a statement showing the Final Outstanding Common Stock Number (as defined in Exhibit 1 attached hereto), the Final Per Share Cash Amount, the Final Per Share Common Stock Amount and the Total Merger Consideration (as defined in Exhibit 1 attached hereto) (the "Statement of Final
                                                              ------------------
Per Share Amounts").  For purposes of determining the Statement of Final Per
-----------------
Share Amounts, the Final Outstanding Common Stock Number, the Final Per Share Cash Amount, the Final Per Share Common Stock Amount and the Total Merger Consideration shall be calculated or determined as of the Closing Date and not as of the Measurement Month Date (as defined in Exhibit 1).

          1.9.2  Review.  After delivery to the Shareholders of the Statement of
                 ------
Final Per Share Amounts, the Shareholders and their representatives shall be afforded the opportunity to review and inspect all of the financial records, work papers, schedules and other supporting papers relating to the preparation of the Statement of Final Per Share Amounts, and to consult with the Parent and its representatives regarding the methods used in the preparation of the Statement of Final Per Share Amounts.

          1.9.3  Disputes.  The Final Outstanding Common Stock Number, the Final
                 --------
Per Share Cash Amount, the Final Per Share Common Stock Amount and the Total Merger Consideration as shown on the Statement of Final Per Share Amounts shall be final, conclusive and binding for purposes of this Agreement, unless the Shareholders shall deliver to the Parent a written notice of disagreement ("Notice of Dispute") with any item or items in the Statement of Final Per Share
-------------------
Amounts within 10 business days following receipt of the Statement of Final Per Share Amounts, specifying in reasonable detail the nature and extent of such disagreement; provided, however, that no Notice of Dispute may be given with respect to any items unless such items involve an amount of $5,000 or more and provided further that in the event such disagreement involves an amount less than $5,000, the Statement of Final Per Share Amounts shall be final, conclusive and binding. If a Notice of Dispute is not properly given within such time, the Final Outstanding Common Stock Number, the Final Per Share Cash Amount, the Final Per Share Common Stock Amount and the Total Merger Consideration as set forth in the Statement of Final Per Share Amounts shall be final, conclusive and binding for purposes of this Agreement.

          1.9.4  Resolution by Parties.  If  a Notice of Dispute is properly
                 ---------------------
given, the Parent and the Shareholders agree to negotiate in good faith and use their best efforts to resolve any disagreement with respect to the Statement of Final Per Share Amounts. If the Parent and the Shareholders shall not reach such resolution within 30 days following receipt by the Parent of a properly given Notice of Dispute, KPMG Peat Marwick LLP ("Accountants") and the Company's
                                                 -----------
firm of independent accountants shall together choose a qualified third party firm of independent accountants ("Third Accountants") within 10 days after a
                                  -----------------
Notice of Dispute is submitted to them and such Third Accountants shall resolve such dispute within 30 days after its submission to them. The Parent and the Shareholders (if the dispute is resolved by them or the Statement of Final Per Share Amounts otherwise becomes final pursuant hereto without referral to the Accountants) or the Third Accountants (if a dispute is resolved by them) shall set forth such resolution in writing and such writing shall (i) set forth the Final Outstanding Common Stock Number, the Final Per Share Cash Amount, the Final Per Share Common Stock Amount and the Total Merger Consideration and (ii) be final, conclusive and binding for purposes of this Agreement.

          1.9.5  Final Determination.  Within 10 business days following the
                 -------------------
final determination of the Final Outstanding Common Stock Number, the Final Per Share Cash Amount, the Final Per Share Common Stock Amount and the Total Merger Consideration as provided in this Section 1.9, (i) the Parent shall deliver to each Shareholder (a) the cash amount, if any, by which the aggregate of the Final Per Share Cash Amounts payable to such Shareholder, as finally determined pursuant hereto, exceeds the aggregate of the Closing Per Share Cash Amounts paid to such Shareholder at the Closing; and (b) the number of shares of Parent Common Stock, if any, by which the aggregate of the Final Per Share Common Stock Amounts deliverable to such Shareholder, as finally determined pursuant hereto, exceeds the aggregate of the Closing Per Share Common Stock Amounts delivered to such Shareholder at the Closing; or (ii) each Shareholder shall deliver to the Parent (a) the cash amount, if any, by which the aggregate of the Closing Per Share Cash Amounts paid to such Shareholder at the Closing exceeds the aggregate of the Final Per Share Cash Amounts payable to such Shareholder as finally determined pursuant hereto; and (b) the number of shares of Parent Common Stock, if any, by which the aggregate of the Closing Per Share Common Stock Amounts delivered to such Shareholder at the Closing exceeds the aggregate of the Final Per Share Common Stock Amounts deliverable to such Shareholder as finally determined pursuant hereto.

          1.9.6  Expenses.  The Parent and the Shareholders shall each pay their
                 --------
own costs incurred in connection with this Section 1.9, including the fees and expenses of their respective attorneys and accountants, if any. The fees and expenses of the Third Accountants will be shared equally between Parent and the Shareholders.


                       2. REPRESENTATIONS AND WARRANTIES
                      OF THE COMPANY AND THE SHAREHOLDERS

     The Company and the Shareholders, jointly and severally, make the representations and warranties to the Parent and the Merger Sub set forth in Exhibits Exhibit 2 attached hereto. Each Shareholder severally, and not jointly, hereby represents and warrants to the Parent and Merger Sub as follows:

      2.1  Stock Ownership.  Such Shareholder owns, beneficially and of record,
           ---------------
with full power to vote, the number of shares of Company Common Stock set forth beside such Shareholder's name on Exhibits Exhibit 2.1 and such shares are so held by such Shareholder free and clear of all liens, encumbrances and adverse claims whatsoever except for the lien on the shares of Company Common Stock noted in Exhibit 2.1, which lien shall be released and terminated prior to the Closing.

      2.2  Authority.  Such Shareholder has full right, power, legal capacity
           ---------
and authority to (i) execute, deliver and perform this Agreement, and all other documents and instruments referred to herein or contemplated hereby to be executed, delivered and performed by such Shareholder (each a "Shareholder
                                                               -----------
Related Document") and (ii) consummate the transactions contemplated herein and
----------------
thereby. This Agreement has been duly executed and delivered by the Shareholder and constitutes, and any Shareholder Related Document, when duly executed and delivered by the Shareholder named as a party therein will constitute, legal, valid and binding obligations of such Shareholder enforceable against such Shareholders in accordance with their respective terms and conditions, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether applied in a proceeding at law or in equity).

      2.3  Consents.  No approval, consent, order or action of or filing with
           --------
any court, administrative agency, governmental authority or other third party is required for the execution, delivery or performance by the Shareholder of this Agreement or any Shareholder Related Document. The execution, delivery and performance by the Shareholder of this Agreement and any Shareholder Related Documents do not violate any mortgage, indenture, contract, agreement, lease or commitment or other instrument of any kind to which such Shareholder is a party or by which such Shareholder or such Shareholder's assets or properties may be bound or affected or any law, rule or regulation applicable to such Shareholder or any court injunction, order or decree or any valid and enforceable order of any governmental agency in effect as of the date hereof having jurisdiction over such Shareholder.

                       3. REPRESENTATIONS AND WARRANTIES
                         OF THE PARENT AND MERGER SUB

      3.1  Representations and Warranties.  The Parent and the Merger Sub,
           ------------------------------
jointly and severally, hereby represent and warrant to each of the Shareholders and the Company as follows:

          3.1.1  Organization.  The Parent is a corporation duly organized,
                 ------------
validly existing and in good standing under the laws of the State of Texas. The Parent is duly qualified or licensed as a foreign corporation authorized to do business in all states in which any of its assets or properties may be situated or where its business is conducted except where the failure to obtain such qualification or license would not have a Parent Material Adverse Effect (as defined below).

          3.1.2  Capitalization of the Parent.  As of the execution date of this
                 ----------------------------
Agreement, the total authorized capital stock of the Parent is as set forth in the Confidential Information Statement of the Parent delivered to each of the Shareholders by the Parent prior to the date hereof. The outstanding shares of Parent Common Stock and Preferred Stock, $.001 par value, of the Parent have been duly and validly issued and are fully paid and non-assessable, and were not issued in violation of the preemptive rights of any past or present shareholder. Except as disclosed in the Confidential Information Statement, there are no outstanding convertible or exchangeable securities, shares of capital stock, subscriptions, calls, options, warrants, rights or other agreements or commitments of any character relating to the issuance or sale of any shares of capital stock of, or other equity ownership interest in, the Parent. The Parent has no liability, contingent or otherwise, to any person or entity in connection with preemptive or contractual subscription rights or the offer, sale, purchase, surrender or cancellation of any shares of capital stock, warrants, options or other equity or voting interests or securities of the Parent.

          3.1.3  Authority.  The Parent has the requisite power and authority to
                 ---------
execute, deliver and perform this Agreement and all documents and instruments referred to herein or contemplated hereby (the "Parent Related Documents") and
                                                ------------------------
to consummate the transactions contemplated herein and thereby. This Agreement has been duly executed and delivered by the Parent and constitutes, and all the Parent Related Documents, when executed and delivered by the Parent will constitute, legal, valid and binding obligations of the Parent, enforceable in accordance with their respective terms and conditions except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether applied in a proceeding at law or in equity).

          3.1.4  Consents.  Except as provided on Exhibits Exhibit 3.1.4, no
                 --------
approval, consent, order or action of or filing with any court, administrative agency, governmental authority or other third party is required for the execution, delivery or performance by the Parent of this Agreement or the Parent Related Documents or the consummation by the Parent of the transactions contemplated hereby, except for (i) the filing of the Parent's registration statement with respect to the IPO ("Registration Statement") with the U.S.
                                    ----------------------
Securities and Exchange Commission ("SEC") pursuant to the Securities Act and
                                     ---
the SEC's declaration of effectiveness of such Registration Statement and the completion of all necessary filings required under, and the obtaining of all necessary consents and approvals required pursuant to, state securities or "blue sky" laws in connection with the IPO, and (ii) the filing of the Articles of Merger with the Secretary of State of North Carolina.

          3.1.5  Defaults.  The Parent is not in default under or in violation
                 --------
of, and the execution, delivery and performance of this Agreement and the Parent Related Documents and the consummation by the Parent of the transactions contemplated hereby and thereby will not result in a default under or in violation of (i) any mortgage, indenture, charter or bylaw provision, contract, agreement, lease, commitment or other instrument of any kind to which the Parent or any of its subsidiaries is a party or by which the Parent or any of its subsidiaries or any of their respective properties or assets may be bound or affected or (ii) any law, rule or regulation applicable to the Parent or any of its subsidiaries or any court injunction, order or decree, or any valid and enforceable order of any governmental agency in effect as of the date hereof having jurisdiction over the Parent or any of its subsidiaries, which default or violation prevents the Parent from consummating the transactions contemplated hereby or is reasonably likely to have a Parent Material Adverse Effect.

          3.1.6  Investment Company.  The Parent is not an "investment company"
                 ------------------
or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company," a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          3.1.7  Financial Statements.  The Parent has provided certain
                 --------------------
financial statements to the Shareholders ("Parent Financial Statements") and
                                           ---------------------------
such Parent Financial Statements have been prepared in accordance with GAAP and fairly present the consolidated financial position, results of operations and cash flows of the Parent and its then existing consolidated subsidiaries as of the dates and for the periods indicated, subject to normal year-end adjustments and any other adjustments described therein or in the notes or schedules thereto. The Parent does not have any material liabilities or obligations of a type which should be included or reflected in the Parent Financial Statements if prepared in accordance with GAAP, whether related to tax or non-tax matters, accrued or contingent, due or not yet due, liquidated or unliquidated, or otherwise, except as and to the extent disclosed or reflected in the Parent Financial Statements. The books and records of the Parent have been kept in reasonable detail and accurately and fairly reflect the transactions of the Parent.

          3.1.8  Taxes.  The Parent has either accrued, discharged or caused
                 -----
to be discharged, as the same have become due, or the Parent Financial Statements contain adequate accruals and reserves for, all taxes, interest thereon, fines and penalties of every kind and character, attributable or relating to the properties and business of the Parent for the period ended covered by the Parent Financial Statements.

          3.1.9  Full Authority.  The Parent has, and each of its subsidiaries
                 --------------
has, respectively, the corporate power and authority and has obtained all licenses, permits, qualifications, and other documentation (including permits required under applicable Environmental Law, as defined in Exhibit 2) necessary to own and/or operate their respective businesses, properties and assets and to carry on their respective businesses as being conducted on the date of this Agreement, except such licenses, permits, qualifications or other documentation which the failure to obtain is not reasonably likely to result in a Parent Material Adverse Effect, and such businesses are now being conducted and such assets and properties are being owned and/or operated in compliance with all applicable laws (including Environmental Law), ordinances, rules and regulations of any governmental agency of the United States, any state or political subdivision thereof, or any foreign jurisdiction, all applicable court or administrative agency decrees, awards and orders and all such licenses, permits, qualifications and other documentation, except where the failure to comply will not have a Parent Material Adverse Effect, and there is no existing condition or state of facts that would give rise to a violation thereof or a liability or default thereunder that is reasonably likely to have a Parent Material Adverse Effect.

          3.1.10 Access.  The Parent and each of its subsidiaries have
                 ------
cooperated fully in permitting the Shareholders and their representatives to make a full investigation of the properties, operations and financial condition of the Parent and has afforded the Shareholders and their representatives reasonable access to the offices, buildings, real properties, machinery and equipment, inventory and supplies, records, files, books of account, tax returns, agreements and commitments and personnel of Parent and each of its subsidiaries.

          3.1.11 Disclosure.  No representation or warranty by the Parent in
                 ----------
this Agreement, and no statement contained in any certificate delivered by the Parent to the Shareholders pursuant to this Agreement, contains any untrue statement of a material fact or omits any material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they are or were made, not misleading.

          3.1.12 Parent Material Adverse Effect.  The term "Parent Material
                 ------------------------------             ---------------
Adverse Effect" shall mean an adverse effect on the properties, assets,
--------------
financial position, results of operations, long-term debt, other indebtedness, cash flows or contingent liabilities of the Parent and its consolidated subsidiaries, taken as a whole, in an amount of $250,000 or more.

          3.1.13 Tax-Free Reorganization.  With respect to the qualification of
                 -----------------------
the Merger as a reorganization within the meaning of Section 368(a) of the Code:

          (i) The Parent has no plan or intention to sell, exchange or otherwise dispose or liquidate the Surviving Corporation, to merge the Surviving Corporation with or into any other corporation, to sell or otherwise dispose of its Surviving Corporation Common Stock except for transfers of Surviving Corporation Common Stock to corporations of which the Parent has control

     (within the meaning of Section 368(a) of the Code) at the time of such transfer, or to cause the Surviving Corporation to sell or otherwise dispose of any of its assets or of any assets acquired in the Merger, except for dispositions made in the ordinary course of business or transfers of assets to a corporation of which the Surviving Corporation has control (within the meaning of Section 368(a) of the Code) at the time of such transfer.

          (ii) The Parent has no plan or intention to cause the Surviving Corporation, after the Merger, to issue additional shares of its stock that would result in the Parent losing control of the Surviving Corporation within the meaning of Section 368(c) of the Code.

          (ii) Following the Merger, the Surviving Corporation will continue the Company's historic business or use a significant portion of its historic business assets in a business.

          (iv) Except as provided in Section 8.20 below, if the Merger is effected, the Parent and Merger Sub will each pay their respective expenses, if any, incurred in connection with the Merger.

          (v) The Parent Common Stock that will be issued in connection with the Merger is voting stock as such term is used in Section 368 of the Code.

          (vi) At the Effective Time, neither the Parent nor Merger Sub will have any outstanding warrants, options, convertible securities, or any other right pursuant to which any person could acquire stock in the Parent or Merger Sub which, if exercised or converted, would affect the Parent's acquisition or retention of control of the Surviving Corporation.

          (vi) Neither the Parent nor Merger Sub is an investment company as defined in Section 368(a)(2)(F) of the Code.

          (vi) None of the Parent Common Stock received by the Shareholders as a part of the Total Merger Consideration will be separate consideration for, or allocable to, any employment agreement.

          (ix) Neither the Parent nor Merger Sub is under the jurisdiction of a court in a case under Title 11 of the United States Code, or a receivership, foreclosure, or similar proceeding in a federal or state court.

     3.2 Representations and Warranties Concerning the Merger Sub.  The Parent
         --------------------------------------------------------
and Merger Sub, jointly and severally, hereby represent and warrant to the Shareholders and the Company as follows:

          3.2.1  Organization and Standing.  Merger Sub is a corporation duly
                 -------------------------
incorporated, validly existing and in good standing under the laws of the State of North Carolina.

          3.2.2  Capital Structure.  The authorized capital stock of Merger Sub
                 -----------------
consists of 5,000 shares of common stock, par value $.01 per share, 1,000 of which are validly issued and outstanding, fully paid and nonassessable and are owned by the Parent free and clear of all liens, encumbrances and adverse claims and were not issued in violation of the preemptive rights of any past or present shareholder. There are no outstanding convertible or exchangeable securities, shares of capital stock, subscriptions, calls, options, warrants, rights or other agreements or commitments of any character relating to the issuance or sale of any shares of capital stock of, or other equity ownership interest in, the Merger Sub. The Merger Sub has no liability, contingent or otherwise, to any person or entity in connection with preemptive or contractual subscription rights or the offer, sale, purchase, surrender or cancellation of any shares of capital stock, warrants, options or other equity or voting interests or securities of the Merger Sub.

          3.2.3  Authority.  Merger Sub has the corporate power and authority to
                 ---------
execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, the performance by Merger Sub of its obligations hereunder and the consummation of the transactions contemplated hereby have been duly authorized by its Board of Directors and the Parent as its sole shareholder, and, except for the corporate filings required by state law, no other corporate proceedings on the part of Merger Sub are necessary to authorize this Agreement and the transaction contemplated hereby. This Agreement has been duly and validly executed and delivered by Merger Sub and (assuming the due authorization, execution and delivery hereof by the Company) constitutes a valid and binding obligation of Merger Sub enforceable against Merger Sub in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether applied in a proceeding at law or in equity).

          3.2.4  Defaults.  The Merger Sub is not in default under or in
                 --------
violation of, and the execution, delivery and performance of this Agreement and the Parent Related Documents and the consummation by the Merger Sub of the transactions contemplated hereby and thereby will not result in a default under or in violation of (i) any mortgage, indenture, charter or bylaw provision, contract, agreement, lease, commitment or other instrument of any kind to which the Merger Sub is a party or by which the Merger Sub or any of its properties or assets may be bound or affected or (ii) any law, rule or regulation applicable to the Merger Sub or any court injunction, order or decree, or any valid and enforceable order of any governmental agency in effect as of the date hereof having jurisdiction over the Merger Sub, which default or violation prevents the Merger Sub from consummating the transactions contemplated hereby.

          3.2.5  Consents.  No approval, consent, order or action of or filing
                 --------
with any court, administrative agency, governmental authority or other third party is required for the execution, delivery or performance by the Merger Sub of this Agreement or the Parent Related Documents or the consummation by the Merger Sub of the transactions contemplated hereby, except for (i) the filing of the Parent's registration statement with respect to the IPO with the U.S. Securities and Exchange Commission pursuant to the Securities Act and the SEC's declaration of effectiveness of such Registration Statement and the completion of all necessary filings required under, and the obtaining of all necessary consents and approvals required pursuant to, state securities or "blue sky" laws in connection with the IPO, and (ii) the filing of the Articles of Merger with the Secretary of State of North Carolina.

          3.2.6  Prior History.  Merger Sub has been incorporated and
                 -------------
organized by Parent for the sole purpose of consummating the transactions contemplated hereby. Merger Sub has not heretofore engaged in any type of business activity and except for the consideration paid by Parent for the stock of Merger Sub, has no assets nor liabilities of any kind whatsoever.

          3.2.7  Disclosure.  No representation or warranty by the Merger Sub in
                 ----------
this Agreement, and no statement contained in any certificate delivered by the Merger Sub to the Shareholders pursuant to this Agreement, contains any untrue statement of a material fact or omits any material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they are or were made, not misleading.

     4.  CERTAIN COVENANTS, AGREEMENTS AND PRE-CLOSING MATTERS

      4.1 Agreements of the Shareholders to be Effective Upon Closing.
          -----------------------------------------------------------
Effective upon Closing, and without further action on the part of any party or other person, each of the Shareholders covenants and agrees as follows:

          4.1.1  Covenant Not to Compete.
                 -----------------------

          (i) For the considerations specified in this Agreement and in recognition that the covenants by the Shareholders in this Section are a material inducement to the Parent to enter into and perform this Agreement, each Shareholder agrees that for the period from the Closing Date to the later to occur of (a) the date which is five years after the Closing Date or (b) the date which is one year following any termination of such Shareholder's employment with the Company, such Shareholder will not represent, engage in, carry on, or have a financial interest in, directly or indirectly, individually, as a member of a partnership or limited liability company, equity owner, shareholder (other than as a shareholder of less than one percent of the issued and outstanding stock of a publicly-held company whose gross assets exceed $100 million), investor, officer, director, trustee, manager, employee, agent, associate or consultant engage in any business that involves indoor air quality, heating, ventilation, air conditioning, appliance, mechanical construction or sewer cleaning products or services within Guilford County, North Carolina, or within a 50-mile radius of Guilford County, North Carolina.

          (ii) Each Shareholder agrees that the limitations set forth herein on such Shareholder's rights to compete with the Parent and its affiliates as set forth in clause (i) are reasonable and necessary for the protection of Parent and its affiliates. In this regard, each Shareholder specifically agrees that the limitations as to period of time and geographic area, as well as all other restrictions on such Shareholder's activities specified herein, are reasonable and necessary for the protection of the Parent and its affiliates. Each Shareholder agrees that, in the event that the provisions of this Section should ever be deemed to exceed the scope of business, time or geographic limitations permitted by applicable law, such provisions shall be and are hereby reformed to the maximum scope of business, time or geographic limitations permitted by applicable law.

          (iii) Each Shareholder agrees that the remedy at law for any breach by such Shareholder of this Section 4.1.1 will be inadequate and that the Parent shall be entitled to injunctive relief.

          4.1.2  Release.  Effective as of the Effective Time, each Shareholder
                 -------
does hereby (i) release, acquit and forever discharge the Surviving Corporation from any and all liabilities, obligations, claims, demands, actions or causes of action arising from or relating to any event, occurrence, act, omission or condition occurring or existing on or prior to the Effective Time, including, without limitation, any claim for indemnity or contribution from the Surviving Corporation in connection with the obligations or liabilities of such Shareholder hereunder, except for salary and benefits payable to such Shareholder as an employee in the ordinary course of business; (ii) waive all breaches, defaults or violations of any agreement applicable to the Company Common Stock and agree that any and all such agreements are terminated as of the Effective Time, and (iii) waive any and all preemptive or other rights to acquire any shares of capital stock of the Company and release any and all claims arising in connection with any prior default, violation or failure to comply with or satisfy any such preemptive or other rights.

      4.2   Elimination of Expense. Prior to Closing, the Shareholders will
            ----------------------
cause the Company to discontinue its present policy of paying bonuses to employees other than officers previously paid at an aggregate level of approximately $40,000 and the Company shall have made no commitments to commit or bind the Company to pay such bonuses for any period after the Closing Date and will produce evidence to the satisfaction of the Parent and its lenders that such expenses of the Company have been eliminated as expenses of the Surviving Corporation as of and following the Closing Date except as disclosed in Schedule 8(ii) to Exhibit 2.

      4.3   Deferred Compensation Plans. Prior to Closing, the Shareholders will
            ---------------------------
cause all current or future obligations of the Company under the split dollar life and other deferred compensation plans covering any Shareholder or any employee of the Company to be satisfied in full (including current or deferred tax liabilities arising therefrom).

      4.4   Audit.  Prior to Closing, the Accountants shall complete an audit of
            -----
the Company for the fiscal year ended October 31, 1996, and for the period from such date through June 30, 1997, and such additional audit and/or review work as may be requested by the Parent through and including the Closing Date and provide its report to the Parent and the Shareholders.

      4.5   Certain Payables and Receivables.  On or prior to Closing, the
            --------------------------------
Shareholders shall cause to be paid in full in cash all accounts receivable, notes receivable and advances payable by any Shareholder to the Company and the Company shall pay in full in cash all accounts payable, notes payable and advances payable by the Company to any Shareholder.

      4.6   Pre-Closing Covenants and Agreements.  The Shareholders and the
            ------------------------------------
Company jointly and severally agree as set forth in Exhibits Exhibit 4.6 attached hereto.

      4.7   Confidentiality.  Prior to the Effective Time, none of the Parent,
            ---------------
Merger Sub, the Company or the Shareholders will disclose the terms of this Agreement or the Merger to any person other than their respective directors, officers, agents or representatives, except as otherwise provided herein or unless required by law. The Company may make appropriate disclosures of the general nature of the Merger to its employees, vendors and customers to protect the Company's goodwill and to facilitate the Closing. The Parent and Merger Sub may disclose pertinent information regarding the Merger to its existing and prospective investors, lenders, or investment bankers or financial advisors for the purpose of obtaining financing, including, without limitation, financing related to the IPO or other offerings of its securities, and may describe this Agreement and the transactions contemplated hereby in any registration statement filed by the Parent under the Securities Act and in reports filed by the Parent under the Securities Exchange Act of 1934, and may file this Agreement as an exhibit to any thereof. The Parent may also make appropriate disclosures of the general nature of the Merger and the identity, nature and scope of the Company's operations to prospective acquisition candidates in connection with the Parent's efforts to effect additional acquisitions. Each party will have mutual approval rights with respect to written employee presentations concerning the prospective Merger.

      4.8   Tax-Free Reorganization.  Unless the other parties shall otherwise
            -----------------------
agree in writing, none of the Shareholders, the Parent, Merger Sub, the Company or the Surviving Corporation shall knowingly take or fail to take any action, that would jeopardize the qualification of the Merger as a reorganization withing the meaning of Section 368(a) of the Code.

      4.9   Company Plans.  Except as otherwise contemplated by this Agreement,
            -------------
the Company Plans (as defined in Exhibit 2) described on Exhibits Exhibit 4.9 in effect at the date of this Agreement will remain in effect unless otherwise determined by the Parent after the Effective Time.

      4.10  Purchase of Certain Receivables. If any accounts receivable included
            -------------------------------
in current assets of the Company for purposes of determining Working Capital (as defined in Exhibit 1) remain unpaid in full for 180 days after the Closing, the Shareholders shall, upon written request by the Surviving Corporation made within 210 days after the Closing, purchase the same from the Surviving Corporation, without recourse, for the uncollected amount thereof (net of the reserve for bad debts included in the determination of such Working Capital). During the 180 days following the Closing, the Surviving Corporation shall use its best efforts consistent with sound business judgment to collect all of the accounts receivable of the Company. For the purpose of determining amounts collected by the Surviving Corporation with respect to the said accounts receivable, all payments by an account debtor shall first be applied to the oldest outstanding invoice due from the account debtor that are not otherwise specified by the account debtor to be contested in good faith, it being understood and agreed that the Surviving Corporation will continue to use its best efforts (consistent with sound business judgment and consistent with the Company's past practices with respect to account debtors who have been placed on a cash basis) to collect the accounts receivable with respect to such account debtors.

      4.11  Income Tax Distribution.  Prior to the Closing, the Shareholders may
            -----------------------
cause the Company to pay to the Shareholders as a dividend and as a distribution of accumulated S Corporation earnings of the Company for all tax periods through the Effective Time a cash amount, which may be reasonably estimated, equal to the net taxable income of the Company as determined for Federal income tax purposes for the Company as an S Corporation less any prior distributions made by the Company to the Shareholders with respect to such earnings ("Cash Tax
                                                                   --------
Distribution").  In the event that there is insufficient cash of the Company to
------------
make the Cash Tax Distribution either in whole or in part, the Company may issue short term notes payable to the Shareholders in amounts equal to the amount of the Cash Tax Distribution less the amount of cash actually distributed to the Shareholders as part of the Cash Tax Distribution ("Tax Notes") in the form
                                                    ---------
attached hereto as Exhibit 4.11. The Tax Notes, if issued, shall (i) be issued prior to the Effective Time, (ii) bear interest at a rate not to exceed six percent (6%) per annum, (iii) provide that the principal and all accrued interest shall be due and payable not less than six (6) months after the date of the Tax Notes, and (iv) impose no prepayment penalty. Notwithstanding the actual due date of such notes, the Tax Notes shall be treated as Long Term Debt for purposes of the determination of the Total Merger Consideration in Exhibit 1 hereto.

      4.12  Current Public Information Regarding Parent.  During such time as
            -------------------------------------------
Parent is a public company subject to the reporting requirements of the Securities and Exchange Act of 1934, as amended, but for a period not more than three (3) years after the Effective Time, there shall be available at all times adeqate current public information with respect to the Parent and the Parent Common Stock to satisfy the requirements of Rule 144 as set forth in Reg.
Section 230.144 of the Securities and Exchange Commission.

      4.13  Release of Shareholders.  Except as provided in Section 6 (Survival;
            -----------------------
Indemnification) hereof and as to the representations, warranties, covenants and agreements of the Shareholders contained herein and in any of the Shareholder Related Documents or Company Related Documents, and as to the information and documents provided to Parent by the Company or the Shareholders as part of Parent's due diligence in connection with the Merger, effective as of the Effective Time, the Surviving Corporation does hereby release, acquit and forever discharge each of the Shareholders from any and all liabilities, obligations, claims, demands, actions or causes of action arising from or relating to any event, occurrence, act, omission or condition occurring on or prior to the Effective Time.

      4.14  Certain Tax Matters.  The Shareholders shall file, or cause to be
            -------------------
filed, all tax returns of the Company required to be filed with respect to any periods ending on or before the Effective Time (and the Surviving Corporation shall designate a Shareholder as an authorized person of the Surviving Corporation for purposes of signing and filing the returns). The Shareholders shall make available for review, by the Parent, 20 business days before filing, all returns of the Company required to be filed with respect to any periods ending on or before the Effective Time. Parent shall prepare and file any and all tax returns of the Company or the Surviving Corporation which are required to be filed with respect to any periods ending after the Effective Time.

      Parent, Merger Sub, Surviving Corporation, and the Shareholders shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the preparation of any tax return, any audit, litigation or other proceeding with respect to taxes. Such cooperation shall include particularly the preparation and timely filing of the final Subchapter S corporate tax return for the taxable period ending as of the Effective Time and the retention and (upon the other party's request) the provision of records and information which includes but is not limited to hardcopy and microfiche copy of financial statements, general ledger detail, accounts payable records (including any expense invoices located on premises or at third party storage locations), customer sales invoices, payroll records, book and tax fixed asset records, and state apportionment records (which includes sales, payroll, property, inventory and rent expense by location), which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The parties agree (i) to retain all books and records with respect to tax matters pertinent to the Company relating to any taxable period beginning before the Effective Time until the expiration of the statute of limitations (and, to the extent notified by the other party, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements, entered into with any taxing authority, and (ii) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, it shall be allowed to take possession of such books and records.

      Each Shareholder agrees that he shall not, without Parent's prior written consent, make any retroactive tax election or other amendment or supplement to any of the Company's or the Shareholders' tax returns with any local, state, Federal or foreign governmental authority following the Merger that could reasonably be expected to have an adverse financial impact on Parent or the Surviving Corporation following the Effective Time. Parent agrees that it shall not, without the Shareholders' prior written consent, make any retroactive tax election or other amendment or supplement to any of the Surviving Corporation's tax returns with any local, state, Federal or foreign governmental authority following the Merger that could reasonably be expected to have an adverse financial impact on the Shareholders following the Effective Time.

      Parent shall (i) promptly notify the Shareholders of the commencement of any examination with respect to the tax liability of the Company for any taxable year that includes any period prior to the Effective Time, (ii) promptly provide the Shareholders with copies of all correspondence with any taxing authority with respect to that tax liability, (iii) solely at the Shareholders' expense, permit the Shareholders to control the defense with respect to such examination and any administrative and court proceedings resulting therefrom to the extent such proceedings affect the tax liability of the Shareholders or the tax liability of the Company with respect to which the Shareholders may be liable to indemnify Parent; provided, if Parent reasonably determines that such examination or proceedings could have an adverse effect on Parent or the Surviving Corporation, Parent shall have the right to control the defense of such examination or proceeding and the Shareholders shall be permitted to participate therein at their own expense, and (iv) not enter into any settlement of tax liability of the Shareholders or the tax liability of the Company with respect to which the Shareholders may be liable to indemnify Parent without the written approval of the Shareholders (which approval shall not be unreasonably withheld). If the Shareholders are controlling the defense of any such examination or proceeding pursuant to the foregoing sentence, the Shareholders shall not enter into any settlement of tax liability of the Company without Parent's prior written approval (which approval shall not be unreasonably withheld).


                 5.  CONDITIONS PRECEDENT; CLOSING DELIVERIES

      5.1    Conditions Precedent to the Obligations of the Parent and Merger
             ----------------------------------------------------------------
Sub. The obligations of the Parent and Merger Sub to effect the Merger under
---
this Agreement are subject to the satisfaction of each of the following conditions, unless waived by the Parent in writing to the extent permitted by applicable law:

             5.1.1  Accuracy of Representations and Warranties. The
                    ------------------------------------------
representations and warranties of the Shareholders and the Company contained in this Agreement, in Exhibits Exhibit 2 and the Disclosure Schedule referred to therein, and in the other Exhibits provided by the Shareholders or the Company pursuant to this Agreement or in any closing certificate or document delivered to the Parent pursuant hereto shall be true and correct at and as of the Closing Date as though made at and as of that time other than such representations and warranties as are specifically made as of another date, and the Shareholders and the Company shall each have delivered to the Parent and Merger Sub a certificate to that effect.

             5.1.2    Performance of Covenants. The Shareholders and the Company
                      ------------------------
shall have performed and complied with all covenants of this Agreement to be performed or complied with by them at or prior to the Closing Date, and the Shareholders and the Company shall each have delivered to the Parent and Merger Sub a certificate to that effect.

          5.1.3    Legal Actions or Proceedings.  No legal action or proceeding
                   ----------------------------
shall have been instituted after the date hereof against the Company or the Shareholders or against the Parent or Merger Sub arising by reason of the acquisition of the Company pursuant to this Agreement, which is reasonably likely (i) to restrain, prohibit or invalidate the consummation of the transactions contemplated by this Agreement, (ii) to have a Company Material Adverse Effect or (iii) to have a Parent Material Adverse Effect after giving effect to the consummation of the transactions contemplated by this Agreement, and the Shareholders and the Company shall each have delivered to the Parent and Merger Sub a certificate to that effect as such circumstance relates solely to the Company and the Shareholders.

          5.1.4    Approvals. The Company and the Shareholders shall have
                   ---------
procured all of the consents, approvals and waivers of third parties or any regulatory body or authority, whether required contractually or by applicable law or otherwise necessary for the execution, delivery and performance of this Agreement (including the Company Related Documents and the Shareholder Related Documents) by the Company and the Shareholders prior to the Closing Date, and the Shareholders and the Company shall each have delivered to the Parent and Merger Sub a certificate to that effect.

          5.1.5    Closing Deliveries.  All documents required to be executed or
                   ------------------
delivered at Closing by the Shareholders pursuant to Section 5.3 of this Agreement shall have been so executed and delivered.

          5.1.6    No Casualty, Loss or Damage.  No material casualty, loss or
                   ---------------------------
damage shall have occurred after the date of this Agreement and on or prior to the Effective Time to any of the properties or assets of the Company which (after giving consideration to all applicable insurance coverage) is reasonably likely to have a Company Material Adverse Effect.

          5.1.7    Licenses, etc. The Company shall have obtained all such
                   -------------
licenses and permits as are legally required for the continued operation of the business of the Company after the Effective Time, except such licenses and permits, the absence of which will not have a Company Material Adverse Effect.

          5.1.8    No Material Adverse Change. Since June 30, 1997, there shall
                   --------------------------
not have been any event that adversely affects the properties, assets, financial condition, results of operations, cash flows, businesses or prospects of the Company and is likely to have a Company Material Adverse Effect.

          5.1.9    IPO.  The Parent shall have completed the IPO, and the net
                   ---
proceeds thereof shall have been received by the Parent.

          5.1.10   Certain Corporate Actions. All necessary resolutions, waivers
                   -------------------------
and consents of the directors and shareholders of the Company required to consummate the transactions contemplated hereunder shall have been executed and delivered.

      5.2   Conditions Precedent to the Obligations of the Shareholders and the
            -------------------------------------------------------------------
Company.  The obligations of the Shareholders and the Company under this
-------
Agreement are subject to the satisfaction of each of the following conditions, unless waived by the Shareholders and the Company in writing to the extent permitted by applicable law:

          5.2.1    Accuracy of Representations and Warranties. The
                   ------------------------------------------
representations and warranties of the Parent and Merger Sub contained in this Agreement, or the Exhibits provided by the Parent or Merger Sub pursuant to this Agreement, or in any closing certificate or document delivered to the Shareholders or the Company pursuant hereto shall be true and correct on and as of the Closing Date as though made at and as of that date other than such representations and warranties as are specifically made as of another date, and the Parent and Merger Sub shall each have delivered to the Shareholders and the Company a certificate to that effect.

          5.2.2    Performance of Covenants. The Parent and Merger Sub shall
                   ------------------------
have performed and complied with all covenants of this Agreement to be performed or complied with by them at or prior to the Closing Date and the Parent and Merger Sub shall each have delivered to the Shareholders and the Company a certificate to that effect.

          5.2.3    Approvals. The Parent shall have procured all of the
                   ---------
consents, approvals and waivers of third parties or any regulatory body or authority, whether contractually or by applicable law or otherwise necessary for the execution, delivery and performance of this Agreement, including without limitation those consents, approvals and waivers specified in Exhibit 3.1.4 prior to the Closing Date, and the Parent shall have delivered to the Shareholders and the Company a certificate to that effect.

          5.2.4    Closing Deliveries.  All documents required to be executed or
                   ------------------
delivered at Closing by the Parent pursuant to Section 5.4 of this Agreement shall have been so executed and delivered.

          5.2.5    Legal Actions or Proceedings.  No legal action or proceeding
                   ----------------------------
shall have been instituted after the date hereof against the Company or the Shareholders or against the Parent or Merger Sub arising by reason of the acquisition of the Company pursuant to this Agreement, which is reasonably likely to restrain, prohibit or invalidate the consummation of the transactions contemplated by this Agreement, and the Parent and Merger Sub shall each have delivered to the Shareholders a certificate to that effect as such circumstance relates solely to the Parent and Merger Sub.

          5.2.6    Certain Corporate Actions. All necessary resolutions, waivers
                   -------------------------
and consents of the directors and shareholders of Parent and Merger Sub required to consummate the transactions contemplated hereunder shall have been executed and delivered.

          5.2.7    IPO.  The Parent shall have completed the IPO, and the net
                   ---
proceeds thereof shall have been received by the Parent.

      5.3  Deliveries by the Shareholders at the Closing.  At the Closing,
           ---------------------------------------------
simultaneously with the deliveries by the Parent specified in Section 5.4 below, and in addition to any deliveries required to be made by the Shareholders and the Company pursuant to any other transaction document at the Closing, the Shareholders shall deliver or cause to be delivered to the Parent the following:

          5.3.1    Closing Certificates.  The Shareholders and the Company shall
                   --------------------
deliver the certificates required pursuant to Sections 5.1.1, 5.1.2, 5.1.3,
5.1.4 and 5.1.5.

          5.3.2    Stock Transfer Restriction Agreement.  The Shareholders shall
                   ------------------------------------
execute and deliver a Stock Transfer Restriction Agreement on the Closing Date, effective as of the Effective Time, substantially in the form set forth in Exhibits Exhibit 5.3.2.

          5.3.3    Employment Agreements.  Richard R. Lacy and Robert J. Allison
                   ---------------------
shall execute and deliver Employment Agreements with the Company on the Closing Date, effective as of the Effective Time, substantially in the form set forth respectively for each individual in Exhibits Exhibits 5.3.3-A and 5.3.3-B.

          5.3.4    Lease Agreement. The Shareholders shall cause Richard R. Lacy
                   ---------------
and his spouse, Janet Crisp-Lacy, the owners of the property located at 1800 Fairfax Road, Greensboro, Guilford County, North Carolina, to execute and deliver a lease agreement with the Company substantially in the form attached as Exhibits Exhibit 5.3.4.

          5.3.5    Registration Rights Agreement. The Shareholders shall execute
                   -----------------------------
and deliver a Registration Rights Agreement at the Closing, effective as of the Effective Time, substantially in the form set forth in Exhibits Exhibit 5.3.5 attached hereto.

          5.3.6    Opinion of Counsel for the Shareholders and the Company.  The
                   -------------------------------------------------------
Shareholders shall deliver the favorable opinion of Carruthers & Roth, P.A., of Greensboro, North Carolina, counsel to the Shareholders and the Company, dated as of the Effective Time, substantially in the form and to the effect set forth in Exhibits Exhibit 5.3.6 attached hereto.

          5.3.7    Documents, Stock Certificates. The Shareholders shall execute
                   -----------------------------
and deliver, and shall cause the Company and the Shareholder to execute and deliver, the documents, certificates, opinions, instruments and agreements required to be executed and delivered by the Company or its officers or directors or the Shareholders at the Closing as contemplated hereby or as may be reasonably requested by the Parent and shall deliver or cause to be delivered the documents and evidence required under Section 4. Stock Certificates representing all of the outstanding Company Common Stock and properly executed and completed letters of transmittal shall be delivered by the Shareholders to the Parent.

          The consummation of the Closing shall not be deemed to be a waiver by the Parent or the Surviving Corporation of any of their rights or remedies against the Shareholders hereunder for any breach of warranty, covenant or agreement by the Company or the Shareholders herein irrespective of any knowledge of or investigation made by or on behalf of the Parent or Merger Sub; provided, however, that if the Shareholders shall disclose in writing to the Parent prior to the Closing Date a specified breach of a specifically identified representation, warranty, covenant or agreement of the Company or any Shareholder herein by the Company or any Shareholder, and request a waiver thereof by the Parent, and the Parent shall waive any such specifically identified breach in writing prior to the Closing Date, the Parent and the Surviving Corporation, for themselves and for each Parent Indemnified Party (as defined below) shall be deemed to have waived their respective rights and remedies hereunder for, and the Shareholders shall have no liability with respect to, any such specifically identified breach, to the extent so identified by the Company and so waived by the Parent.

      5.4 Deliveries by the Parent at the Closing.  At the Closing,
          ---------------------------------------
simultaneously with the deliveries by the Shareholders specified in Section 5.3 above, and in addition to any other deliveries to be made by the

Parent and Merger Sub pursuant to any other transaction document at the Closing, the Parent shall deliver or cause to be delivered to the Shareholders the following:

          5.4.1    Closing Certificates. The Parent and Merger Sub shall deliver
                   --------------------
the certificates required pursuant to Sections 5.2.1, 5.2.2, 5.2.3, 5.2.4 and 5.2.5.

          5.4.2    Registration Rights Agreement.  The Parent shall execute and
                   -----------------------------
deliver to the Shareholders a Registration Rights Agreement at the Closing, effective as of the Effective Time, substantially in the form set forth in
Exhibit 5.3.5.

          5.4.3    Opinion of Counsel for the Parent and Merger Sub.  The Parent
                   ------------------------------------------------
shall deliver the favorable opinion of Bracewell & Patterson, L.L.P., Houston, Texas, its legal counsel dated as of the Effective Time, substantially in the form and to the effect set forth in Exhibits Exhibit 5.4.3.

          5.4.4    Closing Merger Consideration.  The Parent shall deliver the
                   ----------------------------
Closing Merger Consideration to the Shareholders.

          5.4.5    Stock Transfer Restriction Agreement. The Parent shall
                   ------------------------------------
execute and deliver to the Shareholders a Stock Transfer Restriction Agreement on the Closing Date, effective as of the Effective Time, substantially in the form set forth in Exhibits Exhibit 5.3.2.

          5.4.6    Lease Guaranty Agreement. The Parent shall execute and
                   ------------------------
deliver to Richard R. Lacy and Janet Crisp-Lacy a guaranty agreement substantially in the form attached hereto as Exhibits Exhibit 5.4.6. under which the Parent shall guarantee the performance and payment by the Surviving Corporation of all of its obligations under the lease agreement attached hereto as Exhibit 5.3.4.

          5.4.7    Documents; Stock Certificates.  The Parent shall execute and
                   -----------------------------
deliver, and shall cause the Merger Sub to execute and deliver, the documents, certificates, opinions, instruments and agreements required to be executed and delivered by the Parent or the Merger Sub or its officers or directors at the Closing as contemplated hereby.

          The consummation of the Closing shall not be deemed to be a waiver by the Shareholders of any of their rights or remedies hereunder for breach of any warranty, covenant or agreement herein by the Parent or Merger Sub irrespective of any knowledge of or investigation with respect thereto made by or on behalf of any Shareholder; provided, however, that if the Parent shall disclose in writing to the Shareholders prior to the Closing a specified breach of a specifically identified representation, warranty, covenant or agreement of the Parent or Merger Sub contained herein by the Parent or Merger Sub, and requests a waiver thereof by the Company and the Shareholders, and the Company and the Shareholders shall waive any such specifically identified breach in writing prior to the Closing, the Company and the Shareholders shall be deemed to have waived their rights and remedies hereunder for, and the Parent and Merger Sub shall have no liability or obligation to the Shareholders or the Company with respect to, any such specifically identified breach, to the extent so identified by the Parent and waived by the Company and the Shareholders.

                        6.  SURVIVAL; INDEMNIFICATIONS

      6.1   Survival.  The representations and warranties set forth in this
            --------
Agreement and the other documents, instruments and agreements contemplated hereby shall survive after the date hereof to the extent provided herein. The representations and warranties of the Shareholders and the Company herein and in the Shareholder Related Documents and the Company Related Documents (as defined in Exhibit 2) other than those of the Shareholders and the Company in Sections 2.1, 2.2 and 2.3 hereof and in Sections 2, 3, 6, 12 and 18 of Exhibit 2 shall survive until April 1, 1999. The representations and warranties of the Shareholders and the Company contained in Sections 2.1, 2.2 and 2.3 and in Sections 2, 3, 6, 12 and 18 of Exhibit 2 shall survive for the maximum period permitted by the law applicable to the factual and legal matters with respect to which such representations and warranties are made.

      The representations and warranties of the Parent and the Merger Sub herein and in the Parent Related Documents, other than those in Sections 3.1.1, 3.1.2, 3.1.3, 3.1.4, 3.1.13, 3.2.1, 3.2.2, 3.2.3 and 3.2.5 shall survive until April 1,
1999, and the representations and warranties of the Parent and the Merger Sub contained in Sections 3.1.1, 3.1.2, 3.1.3, 3.1.4, 3.1.13, 3.2.1, 3.2.2, 3.2.3
and 3.2.5 shall survive for the maximum period permitted by the law applicable to the factual and legal matters with respect to which such representations and warranties are made.

      The periods of survival of the representations and warranties as stated above in this Section 6.1 are referred to herein as the "Survival Period." The
                                                         ---------------
liabilities of the parties under their respective representations and warranties shall expire as of the expiration of the applicable Survival Period and no claim for indemnification may be made with respect to any breach of any representation or warranty, the applicable Survival Period of which shall have expired, except to the extent that written notice of such breach shall have been given to the party against which such claim is asserted on or before the date of such expiration.

      6.2   Indemnification.
            ---------------

            6.2.1  Shareholders Indemnity. Subject to the provisions of Sections
                   ----------------------
6.1 and 6.3 hereof, each of the Shareholders severally agrees to indemnify, save and hold harmless the Parent, the Surviving Corporation, Merger Sub and any of their assignees (including lenders) and all of their respective officers, directors, employee s, representatives, agents, advisors and consultants and all their respective heirs, legal representatives, successors and assigns (collectively, the "Parent Indemnified Parties") from and against any and all
                    --------------------------
damages, liabilities, losses, loss of value (including the value of adverse effects on cash flow or earnings), claims, deficiencies, penalties, interest, expenses, fines, assessments, charges and costs, including reasonable attorneys' fees and court costs (collectively, "Losses") arising from, out of or in any
                                     ------
manner connected with or based on:

                   (i) The breach of any covenant of the Shareholders or the Company or the failure by the Shareholders or the Company to perform any obligation of the Shareholders or the Company contained herein or in any Company Related Document or Shareholder Related Document;

                   (ii) Any inaccuracy in or breach of any representation or warranty of the Shareholders contained herein or in any Shareholder Related Document;

                   (iii) Any inaccuracy in or breach of any representation or warranty of the Company contained herein or in any Company Related Document; and

                   (iv) Any act, omission, occurrence, event, condition or circumstance occurring or existing at any time on or before the Effective Time which involves a claim or cause of action (a) made or brought by a customer or former customer of the Company (together, a "Customer"), or by
                                                              --------
     a person or entity that is a successor to such Customer or has otherwise succeeded to or been assigned the rights to such Customer' s claim or cause of action, or is a legal representative of such Customer or successor, (b) is based on an alleged act, failure to act or defect in service, workmanship, equipment, parts or materials performed or furnished by the Company on or prior to the Effective Time, and (c) is made or brought prior to the date which is two years after the Closing Date (any such claim or cause of action being hereinafter referred to as an "Undisclosed Customer
                                                          --------------------
     Claim").  Any Parent Indemnified Party seeking indemnification with respect
     -----
     to any Undisclosed Customer Claim must notify the Shareholders of a claim for indemnification in writing no later than March 31, 2000.

          6.2.2    Parent Indemnity. Subject to the provisions of Sections 6.1
                   ----------------
and 6.4, the Parent shall indemnify, save and hold harmless the Shareholders and the Shareholders' heirs, legal representatives, successors and assigns from and against all Losses arising from out of or in any manner connected with or based on:

                   (i) The breach of any covenant of the Parent or Merger Sub or the failure by the Parent or Merger Sub to perform any of its obligations contained herein or in any Parent Related Document; and

                   (ii) Any inaccuracy in or breach of any representation or warranty of the Parent or Merger Sub contained herein or in any Parent Related Document.

     6.3  Limitations on Shareholders Liability.
          -------------------------------------

          6.3.1    Several Liability of Shareholders. The Shareholders'
                   ---------------------------------
liability under Section 6.2.1 shall be in proportion to their ownership of the Company Common Stock immediately prior to the Effective Time.

          6.3.2    Basket; Method of Payment. No indemnification shall be
                   -------------------------
required to be made under Section 6.2.1 until the aggregate amount of all claims under such Section exceeds One Hundred Thousand Dollars ($100,000), in which case the Shareholders shall be liable for the full amount of such claims; provided, however, that any breach by the Shareholders of the covenant contained in Section 4.2 hereof shall not be subject to or included in the foregoing limitation on liability.

          6.3.3    Maximum Liability. With respect to any liability under
                   -----------------
Section 6.2.1, including Undisclosed Customer Claims known to either Shareholder on or prior to the Effective Time, the aggregate liability of the Shareholders shall not exceed the cash amount equal to the Total Merger Consideration with the Parent Common Stock being valued at the IPO Price to the Public for such purpose; provided, however, that the aggregate liability of the Shareholders with respect to Undisclosed Customer Claims which were not known to either Shareholder on or prior to the Effective Time (whether such liability arises under item (ii), (iii) or (iv) of Section 6.2.1) shall not exceed the cash amount equal to one-half of the Total Merger Consideration with the Parent Common Stock being valued at the IPO Price to the Public for such purpose. A Shareholder may in his sole discretion elect to satisfy all or any portion of any liability under Section 6.2.1 by assigning and delivering to the Parent a number of shares of the Parent Common Stock received by such Shareholder pursuant to the provisions of Sections 1.8 and 1.9 having a value equal to such liability with each share of the Parent Common Stock to be valued at the IPO Price to the Public for such purpose.

          6.3.4    Benefit of Tax Write-Offs, Insurance and Reimbursements. Any
                   -------------------------------------------------------
payments for indemnification provided pursuant to Section 6.2.1 shall be net of any tax benefit available to the Surviving Corporation or the Parent (whether or not actually realized currently or at some undetermined time in the future) as a result of the action, event, occurrence, condition, or status causing the liability of the Shareholders under Section 6.2.1, and shall also be net of any insurance proceeds received and other direct benefits received by the Surviving Corporation or the Parent in connection with the facts giving rise to the right of indemnification including, without limitation, any amounts actually received from any fund created under federal or state law for cleanup of environmental contamination, or any similar fund from which any recovery is available and actually received.

      6.4 Limitations on Parents' Liability.
          ---------------------------------

          6.4.1    Basket. No indemnification shall be required to be made under
                   ------
Section 6.2.2 until the aggregate amount of all claims under such Section exceeds One Hundred Thousand Dollars ($100,000), in which case the Parent shall be liable for the full amount of such claims.

          6.4.2    Maximum Liability. With respect to any liability under
                   -----------------
Section 6.2.2, the aggregate liability of the Parent shall not exceed the cash amount equal to the Total Merger Consideration with the Parent Common Stock being valued at the IPO Price to the Public for such purpose.

          6.4.3    Benefit of Tax Write-Offs, Insurance and Reimbursements.  Any
                   -------------------------------------------------------
payments for indemnification provided pursuant to Section 6.2.2 shall be net of any tax benefit available to the Shareholders (whether or not actually realized currently or at some undetermined time in the future) as a result of the action, event, occurrence, condition, or status causing the liability of the Parent under Section 6.2.2, and shall also be net of any insurance proceeds received and other direct benefits received by the Shareholders in connection with the facts giving rise to the right of indemnification including, without limitation, any amounts actually received from any fund created under federal or state law for cleanup of environmental contamination, or any similar fund from which any recovery is available and actually received.

      6.5  Procedures for Indemnification.
           ------------------------------

           6.5.1   Notice. The party (the "Indemnified Party") that may be
                   ------                  -----------------
entitled to indemnity hereun der shall give prompt notice to any party obligated to give indemnity hereunder (the "Indemnifying Party") of the assertion of any
                                  ------------------
claim, or the commencement of any suit, action or proceeding in respect of which indemnity may be sought hereunder. Any failure on the part of any Indemnified Party to give the notice described in this Section 6.5.1 shall relieve the Indemnifying Party of its obligations under this Article

6 only to the extent that such Indemnifying Party has been prejudiced by the lack of timely and adequate notice (except that the Indemnifying Party shall not be liable for any expenses incurred by the Indemnified Party during the period in which the Indemnified Party failed to give such notice). Thereafter, the Indemnified Party shall deliver to the Indemnifying Party, promptly (and in any event within 10 days thereof) after the Indemnified Party's receipt thereof, copies of all notices and documents (including court papers) received by the Indemnified Party relating to such claim, action, suit or proceeding.

          6.5.2    Legal Defense. The Parent shall have the obligation to assume
                   -------------
the defense or settlement of any third-party claim, suit, action or proceeding in respect of which indemnity may be sought hereunder, provided that (i) the Shareholders shall at all times have the right, at their option, to participate fully therein, and (ii) if the Parent does not proceed diligently to defend the third-party claim, suit, action or proceeding within 10 business days after receipt of notice of such third-party claim, suit, action or proceeding, the Shareholders shall have the right, but not the obligation, to undertake the defense of any such third-party claim, suit, action or proceeding.

          6.5.3    Settlement. The Indemnifying Party shall not be required to
                   ----------
indemnify the Indemnified Party with respect to any amounts paid in settlement of any third-party suit, action, proceeding or investigation entered into without the written consent of the Indemnifying Party; provided, however, that if the Indemnified Party is a Parent Indemnified Party, such third-party suit, action, proceeding or investigation may be settled without the consent of the Indemnifying Party on 10 business days' prior written notice to the Indemnifying Party if such third-party suit, action, proceeding or investigation is then unreasonably interfering with the business or operations of the Company or the Surviving Corporation and the settlement is commercially reasonable under the circumstances; and provided further, that if the Indemnifying Party gives 10 business days' prior written notice to the Indemnified Party of a settlement offer which the Indemnifying Party desires to accept and to pay all Losses with respect thereto ("Settlement Notice") and the Indemnified Party fails or refuses
                  -----------------
to consent to such settlement within 10 days after delivery of the Settlement Notice to the Indemnified Party, and such settlement otherwise complies with the provisions of this Section 6.5.3, the Indemnifying Party shall not be liable for Losses arising from such third-party suit, action, proceeding or investigation in excess of the amount proposed in such settlement offer. Notwithstanding the foregoing, no Indemnifying Party will consent to the entry of any judgment or enter into any settlement without the consent of the Indemnified Party, if such judgment or settlement imposes any obligation or liability upon the Indemnified Party other than the execution, delivery or approval thereof and customary releases of claims with respect to the subject matter thereof.

          6.5.4    Cooperation. The parties shall cooperate in defending any
                   -----------
such third-party suit, action, proceeding or investigation, and the defending party shall have reasonable access to the books and records, and personnel in the possession or control of the Indemnified Party that are pertinent to the defense. The Indemnified Party may join the Indemnifying Party in any suit, action, claim or proceeding brought by a third party, as to which any right of indemnity created by this Agreement would or might apply, for the purpose of enforcing any right of indemnity granted to such Indemnified Party pursuant to this Agreement.

      6.6 Subrogation. Each Indemnifying Party hereby waives for itself, himself
          -----------
or herself and its, his or her affiliates (as defined in Exhibit 2) any rights to subrogation against any Indemnified Party or such Indemnified Party's insurers for Losses arising from any third-party claims for which the Indemnifying Party is liable or against which the Indemnifying Party indemnifies any Indemnified Party and, if necessary, each Indemnifying Party shall obtain waivers of such subrogation from its, his or her insurers.

                                7.  TERMINATION

      7.1 Grounds for Termination.  This Agreement may be terminated at any time
          -----------------------
prior to the Closing Date:

          7.1.1    Mutual Consent. By the written agreement of the Shareholders
                   --------------
and the Parent;

          7.1.2    Optional By the Shareholders.  By the Shareholders by written
                   ----------------------------
notice to the Parent if (i) the Closing shall have failed to occur by 5:00 p.m. Houston, Texas time on December 31, 1997 or (ii) a Parent Material Adverse Effect has occurred (a) after the effectiveness of the Parent's registration statement in connection with the IPO, or if Parent elects to rely on Rule 430A of the Securities and Exchange Commission, after the time the Parent has filed the final prospectus of the Parent pursuant to Rule 424(b) of the Securities and Exchange Commission in connection with the IPO and (b) before the Closing Date, but only if in the case of either (i) or (ii) neither the Company nor any Shareholder has breached this Agreement or has failed to perform any of their respective obligations under this Agreement;

          7.1.3    Optional By the Parent. By the Parent, by written notice to
                   ----------------------
the Company, if the Closing shall have failed to occur by 5:00 p.m. Houston, Texas time on December 31, 1997, but only if neither the Parent nor Merger Sub has breached this Agreement or has failed to perform any of its obligations under this Agreement;

          7.1.4    Breach By the Parent or Merger Sub.  By the Shareholders, by
                   ----------------------------------
written notice to the Parent, if either the Parent or Merger Sub has breached this Agreement or failed to perform any of its obligations under this Agreement; or

          7.1.5    Breach by the Company or any Shareholder.  By the Parent, by
                   ----------------------------------------
written notice to the Shareholders, if the Company or any Shareholder has breached this Agreement or has failed to perform any of their respective obligations under this Agreement.

      7.2 Effect of Termination.  If this Agreement is terminated as permitted
          ---------------------
under Section 7.1, such termination shall be without liability of any party to any other party, except that such termination shall be without prejudice to any and all remedies the parties may have against each other for breach of this Agreement.

                                8. MISCELLANEOUS

      8.1 Notice.  Any notice, delivery or communication required or permitted
          ------
to be given under this Agreement shall be in writing, and shall be mailed, postage prepaid, or delivered, to the addresses given below, or sent by telecopy to the telecopy numbers set forth below, as follows:

          To the Company (prior to the Effective Time) or the Shareholders:

               Central Carolina Air Conditioning Company
               1800 Fairfax Road
               Greensboro, North Carolina  27407-4124
               Attention: Mr. Richard R. Lacy
               Telecopy: (910) 852-7340

          To the Parent or Merger Sub or the Surviving Corporation:

               Group Maintenance America Corp.
               1800 West Loop South, Suite 1375
               Houston, Texas 77027
               Attention: President
               Telecopy: (713) 626-4766

or other such address as shall be furnished in writing by any such party to the other parties, and such notice shall be effective and be deemed to have been given as of the date actually received.

      To the extent any notice provision in any other agreement, instrument or document required to be executed or executed by the parties in connection with the transactions contemplated herein contains a notice provision which is different from the notice provision contained in this Section 8.1 with respect to matters arising under such other agreement, instrument or document, the notice provision in such other agreement, instrument or document shall control.

      8.2 Further Documents.
          -----------------

          8.2.1    By the Shareholders.  The Shareholders shall, at any time and
                   -------------------
from time to time after the date hereof, upon request by the Parent and without further consideration, execute and deliver such instruments or other documents and take such further action as may be reasonably required in order to perfect any other undertaking made by the Shareholders hereunder.

          8.2.2     By the Parent or Surviving Corporation.  The Parent or the
                    --------------------------------------
Surviving Corporation shall, at any time and from time to time after the date hereof, upon request by the Shareholders and without further consideration, execute and deliver such instruments or other documents and take such further action as may be reasonably required in order to perfect any other undertaking made by the Parent or the Surviving Corporation hereunder.

      8.3 Assignability.  The Shareholders shall not assign this Agreement in
          -------------
whole or in part without the prior written consent of the Parent, except by the operation of law. The Parent may assign its rights under this Agreement, the Company Related Documents and the Shareholder Related Documents to a wholly-owned direct or indirect subsidiary of the Parent, if the Parent remains bound hereby, without the consent of any Shareholder or the Company. After the Effective Time, the Surviving Corporation may assign its rights under this Agreement, the Company Related Documents and the Shareholder Related Documents without the consent of any Shareholder to a wholly-owned direct or indirect subsidiary of the Parent, if the

Parent remains bound hereby, or to any purchaser of substantially all of the business of Parent or of the Surviving Corporation.

      8.4  Exhibits and Schedules.  The Exhibits and Schedules (and any
           ----------------------
appendices thereto) referred to in this Agreement are and shall be incorporated herein and made a part hereof.

      8.5  Sections and Articles.  Unless the context otherwise requires, all
           ---------------------
Sections, Articles and Exhibits referred to herein are, respectively, sections and articles of, and exhibits to, this Agreement and all Schedules referred to herein are schedules constituting a part of the Disclosure Schedule.

      8.6  Entire Agreement.  This Agreement constitutes the full understanding
           ----------------
of the parties, a complete allocation of risks between them and a complete and exclusive statement of the terms and conditions of their agreement relating to the subject matter hereof and supersedes any and all prior agreements, whether written or oral, that may exist between the parties with respect thereto.
Except as otherwise specifically provided in this Agreement, no conditions, usage of trade, course of dealing or performance, understanding or agreement purporting to modify, vary, explain or supplement the terms or conditions of this Agreement shall be binding unless hereafter made in writing and signed by the party to be bound, and no modification shall be effected by the acknowledgment or acceptance of documents containing terms or conditions at variance with or in addition to those set forth in this Agreement. No waiver by any party with respect to any breach or default or of any right or remedy and no course of dealing shall be deemed to constitute a continuing waiver of any other breach or default or of any other right or remedy, unless such waiver be expressed in writing signed by the party to be bound. Failure of a party to exercise any right shall not be deemed a waiver of such right or rights in the future.

      8.7  Headings.  Headings as to the contents of particular articles and
           --------
sections are for convenience only and are in no way to be construed as part of this Agreement or as a limitation of the scope of the particular articles or sections to which they refer.

      8.8  CONTROLLING LAW. THE VALIDITY, INTERPRETATION AND PERFORMANCE OF THIS
           ---------------
AGREEMENT AND ANY DISPUTE CONNECTED HEREWITH SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS EXCEPT TO THE EXTENT THE APPLICABLE CORPORATE LAW MANDATORILY APPLIES WITH RESPECT THERETO.

      8.9  Public Announcements.  After the Effective Time, no Shareholder shall
           --------------------
make any press release, public announcement, or public confirmation or disclose any other information regarding this Agreement or the contents hereof.

      8.10 No Third Party Beneficiaries.  Except as set forth in Article 6, no
           ----------------------------
person or entity not a party to this Agreement shall have rights under this Agreement as a third party beneficiary or otherwise.

      8.11 Amendments and Waivers.  This Agreement may be amended by the Parent,
           ----------------------
Merger Sub and the Company, by action taken by their Boards of Directors to the extent permitted by applicable law; provided, however, that no such amendment shall (i) alter or change any provision of this Agreement, the alteration or change of which must be adopted by the holders of capital stock of the Company under the certificate or articles of incorporation of the Company or the Applicable Corporate Law, or (ii) alter or change this Section 8.11, unless each such alteration or change is adopted by the holders of shares of capital stock of the Company as may be required by the certificate or articles of incorporation of the Company or the Applicable Corporate Law. Prior to the Effective Time, all amendments to this Agreement must be by an instrument in writing signed on behalf of the Parent, Merger Sub, the Company and the Shareholders. After the Effective Time, all amendments to this Agreement must be by an instrument in writing signed on behalf of the Parent and the Shareholders. Any term or provision of this Agreement (other than the requirements for shareholder approvals) may be waived in writing at any time by the party which is, or whose shareholders are, entitled to the benefits thereof.

      8.12 No Employee Rights.  Nothing herein expressed or implied shall confer
           ------------------
upon any employee of the Company, any other employee or legal representatives or beneficiaries of any thereof any rights or remedies, including any right to employment or continued employment for any specified period, of any nature or kind whatsoever under or by reason of this Agreement, or shall cause the employment status of any employee to be other than terminable at will.

      8.13 Non-Recourse.  No recourse for the payment of any amounts due
           ------------
hereunder or for any claim based on this Agreement or the transactions contemplated hereby or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Parent in this Agreement shall be had against any incorporator, organizer, promoter, shareholder, officer, director, employee or representative as such (other than the Shareholders as set forth herein), past, present or future, of the Parent or of any successor corporation, whether by virtue of any constitution, statute or rule of law, or by enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Agreement.

      8.14 When Effective.  This Agreement shall become effective only upon the
           --------------
execution and delivery of one or more counterparts of this Agreement by each of the Parent, Merger Sub, the Company and the Shareholders.

      8.15 Takeover Statutes.  If any "fair price," "moratorium," "control share
           -----------------
acquisition" or other form of anti-takeover statute or regulation shall become applicable to the transactions contemplated hereby, the Parent and the Company and their respective members of their Boards of Directors shall grant such approvals and take such actions as are necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated herein and otherwise act to eliminate or minimize the effects of such statute or regulation on the transactions contemplated herein.

      8.16 Number and Gender of Words.  Whenever herein the singular number is
           --------------------------
used, the same shall include the plural where appropriate and words of any gender shall include each other gender where appropriate.

      8.17 Invalid Provisions.  If any provision of this Agreement is held to be
           ------------------
illegal, invalid, or unenforceable under present or future laws, such provisions shall be fully severable as if such invalid or unenforceable provisions had never comprised a part of the Agreement; and the remaining provisions of the Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be automatically as a part of this Agreement, a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

      8.18 Multiple Counterparts.  This Agreement may be executed in a number of
           ---------------------
identical counterparts. If so executed, each of such counterparts is to be deemed an original for all purposes and all such counterparts shall, collectively, constitute one agreement, but, in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

      8.19 No Rule of Construction.  All of the parties hereto have been
           -----------------------
represented by counsel in the negotiations and preparation of this Agreement; therefore, this Agreement will be deemed to be drafted by each of the parties hereto, and no rule of construction will be invoked respecting the authorship of this Agreement.

      8.20 Expenses.  The Company shall pay all of the fees and expenses of the
           --------
Accountants incurred in connection with the audits contemplated in Section 4.4 of this Agreement. Each of the parties shall bear all of their own expenses in connection with the negotiation and closing of this Agreement and the transactions contemplated hereby; provided that the Company may pay the costs of any broker, legal counsel, accountants or other advisors engaged by the Shareholders (to the extent, and only to the extent, that any such payment will not jeopardize the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code); and provided further that all fees, costs and expenses incurred or payable by the Company in connection with the negotiation and closing of this Agreement and the transactions contemplated hereby (including those paid to the Accountants) shall be included in current liabilities for purposes of determining Working Capital.

      IN WITNESS WHEREOF, this Agreement has been duly executed and delivered on the date first hereinabove written.


                                    PARENT:

                                    GROUP MAINTENANCE AMERICA CORP.


                                    __________________________________________
                                       J.  Patrick Millinor, Jr., President

                                  MERGER SUB:

                                  CENTRAL CAROLINA ACQUISITION CORP.


                                  By:________________________________________
                                        J. Patrick Millinor, Jr., President



                                  SHAREHOLDERS:


                                  ___________________________________________
                                        Richard R. Lacy



                                  ___________________________________________
                                        Robert J. Allison



                                  COMPANY:

                                  CENTRAL CAROLINA AIR CONDITIONING
                                  COMPANY



                                  By:________________________________________
                                  Name:      Richard R. Lacy
                                  Title:     President